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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           AFFILIATED NETWORKS, INC.

                                   ARTICLE I

                                      NAME

                  The name of this Corporation is AFFILIATED NETWORKS, INC. and its principal place of business is The Coconut Grove Bank Building, Suite 403, 2701 South Bayshore Drive, Coconut Grove, Florida 33133.

                                   ARTICLE II

                                    DURATION

                  This Corporation shall have perpetual existence which shall commence at the date of the filing of these Articles with the Secretary of State.

                                  ARTICLE III

                                    PURPOSES

                  The Corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE IV

                               AUTHORIZED SHARES

                  The capital stock of this Corporation shall be (i) 25,000,000 Shares of Common Stock of One Cent ($.01) par value each (the "Common Stock") and (ii) 1,000,000 Shares of Preferred Stock of One Cent ($.01) par value each (the "Preferred Stock"), all or part of said




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stock to be issued from time to time as may be determined by the Board of
Directors. There shall be no pre-emptive right granted to the stockholders with respect to the shares of the Corporation.

                  A. PROVISIONS RELATING TO THE COMMON STOCK.

                  1. VOTING RIGHTS. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of the Preferred Stock, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock, with each share of Common Stock entitled to one vote.

                  2. DIVIDENDS. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full share have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

                  B. PROVISIONS RELATING TO PREFERRED STOCK.

                  1. GENERAL. The Preferred Stock may be issued from time to time, in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors (the "Board") as hereinafter prescribed.




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                  2. PREFERENCES. Subject to the rights of the holders of the
Corporation's Common Stock, authority is hereby expressly granted to and vested in the Board to authorize the issuance of the Preferred Stock from time to time, in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance, conversion and redemption of any such Preferred Stock and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  a) whether or not the class or series is to have voting rights, special or conditional, full or limited, or is to be without voting rights;

                  b) the number of shares to constitute the class or series and the designations thereof;

                  c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;




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                  f) the dividend rate, whether dividends are payable in cash, stock or other property of the Corporation, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

                  The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the




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Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

                                   ARTICLE V

                          REGISTERED AGENT AND OFFICE

                  The registered agent of this Corporation and his address are as follows: David A. Schwedel, The Coconut Grove Bank Building, Suite 403, 2701 South Bayshore Drive, Coconut Grove, Florida 33133.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

                  The number of Directors of this Corporation shall not be less than two (2) nor more than eleven (11). The By-Laws may provide for the increase or decrease in the number thereof, provided that the number of Directors, from time to time, shall never be less than two (2).

                  The name and address of the Directors as of the date hereof are as follows:

              David A. Schwedel         c/o Affiliated Networks
                                        2701 S. Bayshore Drive
                                        Suite 403
                                        Miami, FL  33133

              Roger T. Trombino         c/o IPC Independent Purchasing Corp.
                                        9200 South Dadeland Blvd.
                                        Suite 705
                                        Miami, FL  33156

              Dan Gallagher             c/o GTE
                                        600 Hidden Road
                                        Box #HQE03G73
                                        Irvine, TX  75038




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              George Glazer             c/o Broadcast Media Inc.
                                        11589 Puerto Blvd.
                                        Boynton Beach, FL  33437

                                  ARTICLE VII

                             ADDITIONAL PROVISIONS

                  The following additional provisions for the regulation of the business and for the conduct of the affairs of the Corporation and creating, dividing, limiting, and regulating the powers of the Corporation, its stockholders, and Directors are hereby adopted as a part of these Articles of
Incorporation:

                  1. The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have the right to inspect any account or document of the Corporation except as conferred by a statute or authorized by the Board of Directors or by resolution of the stockholders.

                  2. No person shall be required to own, hold, or control stock in the Corporation as a condition precedent to holding an office in the Corporation.

                  3. Except as otherwise provided by law, the Directors may prescribe a method or methods for replacement of lost certificates, and may prescribe reasonable conditions by way of security upon the issuance of new certificates therefor.

                  4. This Corporation shall indemnify any officer or Director, and any former officer or Director to the full extent provided by law. This Corporation may provide such indemnification, or a portion thereof, through the purchase of insurance.





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                  5. The power to adopt, alter, and repeal By-Laws shall be in the Board of Directors of the Corporation or in the stockholders; By-Laws adopted by the Board of Directors may be altered or repealed by the stockholders and vice versa, except that the stockholders may prescribe in any By-Law made by them that such By-Law shall not be altered, amended, or repealed by the Board of Directors.

                  IN WITNESS WHEREOF, the undersigned, has made and subscribed these Amended and Restated Articles of Incorporation at Coconut Grove, Dade County, Florida, for the uses and purposes aforesaid this ____ day of ___________, 1998.




                                                    ---------------------------
                                                    DAVID A. SCHWEDEL
                                                    President



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